[LETTERHEAD OF MANATT, PHELPS, PHILLIPS LLP]



July 7, 1997

                                                             File No:  14359-034


Greater Bay Bancorp
2860 W. Bayshore Road
Palo Alto, California 94303


                 Re: REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE GREATER BAY BANCORP EMPLOYEE STOCK PURCHASE PLAN


Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by Greater Bay Bancorp ("Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 176,434 shares of common stock, no par value, of the Company (the "Common Stock") which may be issued pursuant to the exercise of purchase rights granted under the Greater Bay Bancorp Employee Stock Purchase Plan (the "Plan").

          We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of al signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          Based on such examination, we are of the opinion that the Common Stock which may be issued upon exercise of purchase rights granted under the Plan are duly authorized, and, when issued against payment of the purchase price therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

          This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this Firm.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    MANATT, PHELPS & PHILLIPS, LLP